INDEPENDENT SALES REPRESENTATIVE AGREEMENT

This Independent Sales Representative Agreement is made and entered this 5th day of September, 2006 by and between VOXTECH PRODUCTS, INC., a Connecticut corporation (the “Company”), PHYSICIANS REMOTE SOLUTIONS, INC., a Florida corporation (“PRS”) and DANIEL P. ELSBREE, residing at 5347 N. Glenwood Ave., #3, Chicago, Illinois  60640, (“Elsbree”).

W I T N E S S E T H:

WHEREAS, the Company desires to retain Elsbree as an independent sales representative upon the terms and conditions set forth in this Agreement; and

WHEREAS, Elsbree desires to be so retained by the Company, upon the terms and conditions set forth in this Agreement; and

WHEREAS, Elsbree, by reason of the nature of his duties, will be provided access to the Company’s trade secrets and other confidential information and the Company desires to maintain the confidentiality of such; and

WHEREAS, Elsbree and the Company desire to terminate any agreements heretofore made by and between them.

NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

1.

Retention.

The Company hereby retains Elsbree as a non-exclusive independent sales representative for the sale of the Company’s licensed DR SPEAK software (the “Software”), and Elsbree agrees to be so retained. Elsbree hereby agrees to use his best efforts to effect sales of the Software during full business time.

2.

Compensation.

In consideration of the services to be performed hereunder, the Company shall pay to Elsbree an amount representing 20% of (a) the sales price received by the Company from the sale of the Software made by Elsbree during his retention hereunder (b) less any returns or allowances. All such compensation shall be paid to Elsbree within ten days of the receipt thereof by the Company. The sales price shall be determined from time to time by the Company.

3.

Expenses.

The Company shall provide to Elsbree at the Company’s expense a laptop computer to be used by Elsbree in demonstrating the Software (the “Laptop”) and reimburse Elsbree for expenses incurred by him not to exceed $150 during any thirty day period. Elsbree shall not be entitled to reimbursement of any other expense incurred by him.

4.

Independent Contractor

Elsbree shall be and remain an independent contractor and shall not be an employee of either the Company or PRS.

5.

Termination.

a.

The Company shall have the right to terminate its retention of Elsbree hereunder for cause at any time if:

1.

Elsbree shall be convicted by a court of competent and final jurisdiction of any crime (whether or not involving the Company) which constitutes a felony in the jurisdiction involved or shall be habitually drunk or intoxicated in public or otherwise commit acts of moral turpitude in such a manner as to materially and adversely reflect upon the reputation of the Company; or

2.

Elsbree shall commit any act of embezzlement or similar material dishonest and injurious conduct against the Company; or

3.

Elsbree shall fail or refuse to use his best efforts during full business time to effect sales of the Software.

b.

Either the Company or Elsbree party may terminate the retention of Elsbree at any time on not less than thirty days notice to the other party

c.

Upon the termination of Elsbree’s retention, Elsbree shall promptly return the laptop to the Company.

6.

Registration of the Shares

PRS hereby agrees to register the Shares, as that term is defined in Section 8 hereof under the Securities Act of 1933 for public resale by Elsbree.  Notwithstanding the foregoing, Elsbree hereby agrees that none of the Shares may be sold pursuant to such registration prior to the time that he sells a minimum of five of the Software systems on behalf of the Company for which the Company shall have received full payment

7.

Notices.

All notices, requests, demands, waivers, consents, approvals or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered to the address set forth below and addressed as follows:

If to the Company:

Physicians Remote Solutions, Inc.

64 Secretariat Court

Tinton Falls, NJ 07724

If to Elsbree:

Daniel P. Elsbree

5347 N. Glenwood Ave., #3
Chicago, IL 60640

Any party may by notice change the address to which notice or other communications to it are to be delivered or mailed.

8.

Termination of Prior Agreements.

Elsbree and PRS hereby agree that any and all prior agreements, both written and oral, by and between them are hereby terminated and shall be of no force and effect and neither of them shall have any obligation to the other thereunder. PRS hereby acknowledges that prior to such termination, Elsbree has earned and fully paid for 50,000 shares of the Company’s common stock, $0.00001 par value pursuant to an employment agreement entered into July 2006 (the “Shares”). As a condition to the issuance of the certificate representing the shares, Elsbree shall have first executed the investment representations, covenants and acknowledgements attached hereto as Exhibit A; and

9.

Entire Agreement: Amendment.

10.

This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for either party. Whenever the masculine pronoun is used, it includes the feminine pronoun, and the singular includes the plural, and vice versa, where the context requires. This Agreement may not be amended or modified except by an instrument in writing signed by the Company and Elsbree.

11.

Severability. Successors and Assigns.

Should any provision or clause hereof be held to be invalid, such invalidity shall not affect any other provision or clause hereof which can be given effect without such invalid provision. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns and upon Elsbree and his heirs, executors, administrators, or other legal representatives.

12.

Laws Applicable and Exclusive Venue.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida venue shall lie in the state and federal courts in the State of Florida.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and date first above written.

PHYSICIANS REMOTE SOLUTIONS, INC.

VOXTECH PRODUCTS, INC.,

By: /s/Christopher LaRose

By: /s/Christopher LaRose

Its: President

Its: President

DANIEL P. ELSBREE

/s/ Daniel P. Elsbree

EXHIBIT A

Physicians Remote Solutions, Inc.

64 Secretariat Court

Tinton Falls, NJ 07724

Gentlemen:

Reference is made to the Independent Sales Representative Agreement between us and Voxtech Products, Inc.

In order to induce you to issue the Shares, as that term is defined in the Employment Agreement, to me, I hereby confirm the following:

Prior to any discussion between you and me with respect to the Shares, I had an existing relationship with you.

Neither you nor any other person or entity offered to sell me the Shares by means of: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (iii) any other form of general solicitation or advertising.

At the time I became entitled to receive the Shares:

I had no need for liquidity with respect to my investment in the Shares to satisfy any existing or contemplated need, undertaking or indebtedness and I was able to bear the economic risk of the investment in the Shares for an indefinite period, including the risk of losing all of my investment. If I lose my entire investment in the Shares, the loss would not materially adversely affect my standard of living or that of my family.

I acknowledged and understood that the Shares had not been registered under the Securities Act of 1933 (the “Act”) and that they therefore must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. Accordingly, I will bear the investment risk of the Shares for an indefinite period of time.

I was fully aware that Rule 144 under the Act as then in effect permits sales of “restricted securities” such as the Shares only if a minimum of one year has elapsed since the later of the date the shares were acquired from you or an affiliate of you and only upon compliance with the other requirements of such Rule. I recognize that you may not comply with the conditions which, among others, would permit me to sell the Shares pursuant to Rule 144. If such Rule is available to me, I may make only routine sales of the Shares in limited amounts in accordance with the terms and conditions of such Rule.

I understood that you are the only person which may register the Shares under the Act and, other than as expressly set forth herein, that you have no obligation to do so.

I have acquired the Shares solely for my account for investment and not with a view toward distribution or fractionalization.

In the event that I at any time contemplate the disposition (whether by sale, exchange, gift, or other form of transfer) of the Shares, I will first notify you of such proposed disposition and will thereafter cooperate with you in complying with all applicable requirements of State and Federal securities laws which in the opinion of your counsel, must be satisfied prior the making of such disposition.

I have not and will not sell, hypothecate, or otherwise transfer or dispose of any or all of the Shares unless (a) the Shares have been registered under the Act or (b) I first deliver to you a written opinion satisfactory to you and you counsel to the effect that an exemption from registration under the Act is available with respect to such disposition. I shall bear the cost of my own counsel.

Prior to the execution of any agreement with you, I understood that the purchase of the Shares is subject to a high degree of risk.

Prior to the execution of any agreement with you, I was given access to review all of your books, records, correspondence and other documents.

There have never been any oral or written contracts, understandings, agreements or arrangements pursuant to which I may at any date sell or otherwise dispose of any or all of the Shares or cause the title in them to vest in any other person or entity.

There have never been any oral or written contracts, understandings, agreements or arrangements between any other person or entity and me by which any such person or entity will benefit in such manner as to be deemed equivalent to an owner of any of the Shares, including, but not limited to, the application of income received from a sale of the Shares.

I hereby confer full authority upon you (a) to instruct your transfer agent not to transfer any of the Shares until it has received a written opinion from your counsel to the effect that the Shares have been registered under the Act or an exemption from such registration is available and (b) to affix to the certificates representing the Shares a legend to the following effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW. NEITHER THE SHARES NOR ANY INTEREST THEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE CORPORATION SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE CORPORATION, WHICH UPON REQUEST OF THE CORPORATION, MUST INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION.

As used in this letter, the term “Shares” shall also refer to any securities into which such securities may become converted, subdivided, or split up in connection with a merger, reclassification, recapitalization or reorganization of you and all securities distributed in connection therewith.

Sincerely,

/s/ Daniel P. Elsbree

Daniel P. Elsbree

Dated: September 5, 2006